SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 2, 2006

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-140636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 1.01 Entry into a Material Definitive Agreement

As reported under Item 5.02 of the Current Report on Form 8-K filed by Diomed Holdings, Inc. (the “Company”) on October 31, 2006, the Company appointed William David Allan as the managing director of the Company’s wholly-owned United Kingdom subsidiary, Diomed, Ltd., effective November 1, 2006. This current report on Form 8-K/A amends the originally filed Current Report to include as an exhibit the form of employment agreement between Mr. Allan and Diomed, Ltd. Please refer to the originally filed Current Report for a description of Mr. Allan’s role and a summary of the terms of his employment.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Employment Agreement between Diomed, Ltd. and William David Allan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: November 2, 2006	By:	/s/ DAVID B. SWANK
	Name:	David B. Swank
	Title:	Chief Financial Officer

List of Exhibits:

10.1	Form of Employment Agreement between Diomed, Ltd. and William David Allan